UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):            December 31, 2012

AMREP CORPORATION
(Exact name of Registrant as specified in its charter)

Oklahoma	1-4702	59-0936128
(State or other jurisdiction of	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

300 Alexander Park, Suite 204, Princeton, New Jersey	08540
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (609) 716-8200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On December 31, 2012, the parties entered into the Second Amendment and Joinder (the “Second Amendment”) to the Revolving Credit and Security Agreement dated as of May 13, 2010 between the Company’s Media Services companies and the lender (the “Credit Facility”).

The Second Amendment joins a newly organized, wholly-owned, indirect subsidiary of the Company (the “New Borrower”) as a borrower party to the Credit Facility.  The New Borrower was organized for the purpose of purchasing certain assets (the “Acquisition”) of FulCircle, Inc., a Denver, Colorado-based, privately-held company engaged in the marketing strategy, call center service, product distribution and operational solutions businesses.  The Acquisition closed on December 31, 2012.

The Second Amendment contains the lender’s consent to the Acquisition along with a number of additional terms to the Credit Facility, including terms specifying an interim ceiling on the collateral value of the New Borrower’s accounts receivable and the treatment for borrowing availability and Fixed Charge Coverage Ratio calculation purposes of a contingent additional purchase price payment for the Acquisition.

The foregoing description of the Second Amendment is qualified by reference to the complete Second Amendment, a copy of which is included as Exhibit 10.1 to this Current Report.

Item 9.01  Financial Statements and Exhibits.

Exhibit No.	Description
10.1
Second Amendment and Joinder dated as of December 31, 2012 to the Revolving Credit and Security Agreement dated as of May 13, 2010, among Kable Media Services, Inc., et al and PNC Bank, National Association, as Agent and Lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMREP CORPORATION
(Registrant)

By: /s/ Peter M. Pizza
Peter M. Pizza
Vice President and Chief Financial Officer

Date:  January 3, 2013

EXHIBIT INDEX

Exhibit No.	Description
10.1
Second Amendment and Joinder dated as of December 31, 2012 to the Revolving Credit and Security Agreement dated as of May 13, 2010, among Kable Media Services, Inc., et al and PNC Bank, National Association, as Agent and Lender.